Exhibit 99.1

VASCO Completes Acquisition of Silanis Technology, Inc.

Adds Broad-Based Signature Capabilities for Digitized Business Transactions, a Rapidly Growing Market with Rising Demand Among VASCO Customers

OAKBROOK TERRACE, IL and MONTREAL, November 25, 2015 /PRNewswire/ – VASCO Data Security International, Inc. (NASDAQ: VDSI), a global leader in authentication, electronic signatures, and identity management, announced today it has completed the acquisition of privately held Silanis Technology, Inc., a leading provider of electronic signature (e-signature) and digital transaction solutions used to sign, send and manage documents. Originally announced on October 6, 2015, VASCO acquired Silanis for a purchase price, subject to adjustment, of USD $85 million (approximately CAD $113 million).

Silanis’ eSignLive™ platform is trusted by some of the largest banks, insurers and government agencies. The acquisition demonstrates VASCO’s strong commitment to its vision of delivering new solutions that are in high demand within its financial services customer base, accelerating its transition to a recurring revenue model, strengthening its revenue base in North America, and expanding its customer base outside of its core banking business.

“The addition of eSignLive is a natural extension of our commitment to secure and facilitate online transactions via the web and mobile devices as more businesses, particularly financial institutions, seek innovative ways to improve the customer experience and achieve cost savings,” stated T. Kendall Hunt, Chairman and CEO of VASCO. “We are excited to be able to offer our customers e-signature technology that has been recognized by industry analysts as being among the best in the category.”

About VASCO

VASCO is a world leader in providing two-factor authentication and digital signature solutions to financial institutions. Many of the top 100 global banks rely on VASCO solutions to enhance security, protect mobile applications and meet regulatory requirements. VASCO also secures access to data and applications in enterprise environments, and provides tools for application developers to easily integrate security functions into their web-based and mobile applications. VASCO enables more than 10,000 customers in 100 countries to secure access, manage identities, verify transactions, and protect assets across financial, enterprise, E-commerce, government and healthcare markets. Learn more about VASCO at VASCO.com and on Twitter, LinkedIn and Facebook.

Forward Looking Statements:

This press release contains forward-looking statements (including forward-looking statements relating to VASCO’s acquisition of Silanis Technology) within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. These forward-

looking statements (1) are identified by use of terms and phrases such as “expect”, “believe”, “will”, “anticipate”, “emerging”, “intend”, “plan”, “could”, “may”, “estimate”, “should”, “objective”, “goal”, “possible”, “potential”, “project” and similar words and expressions, but such words and phrases are not the exclusive means of identifying them, and (2) are subject to risks and uncertainties and represent our present expectations or beliefs concerning future events. VASCO cautions that the forward-looking statements are qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements. These risks, uncertainties and other factors include the risk related to VASCO’s ability to integrate Silanis into the business of VASCO successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the revenue synergies, cost savings and other economic benefits that VASCO anticipates as a result of the acquisition are not fully realized or take longer to realize than expected; and the risks, uncertainties and other factors that have been described in our Annual Report on Form 10-K for the year ended December 31, 2014, which include, but are not limited to, (a) risks of general market conditions, including currency fluctuations and the uncertainties resulting from turmoil in world economic and financial markets, (b) risks inherent to the computer and network security industry, including rapidly changing technology, evolving industry standards, increasingly sophisticated hacking attempts, increasing numbers of patent infringement claims, changes in customer requirements, price competitive bidding, and changing government regulations, and (c) risks specific to VASCO, including, demand for our products and services, competition from more established firms and others, pressures on price levels and our historical dependence on relatively few products, certain suppliers and certain key customers. Thus, the results that we actually achieve may differ materially from any anticipated results included in, or implied by these statements. Except for our ongoing obligations to disclose material information as required by the U.S. federal securities laws, we do not undertake any obligations or have any intention to release publicly any revisions or updates to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events or for any other reason.

This document may contain trademarks of VASCO Data Security International, Inc. and its subsidiaries, and trademarks of Silanis, Inc.

VASCO Data Security Contact:

John Gunn

+1-847-370-1486

john.gunn@vasco.com